UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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ULTRAGENYX PHARMACEUTICAL INC.

(Name of Registrant as Specified In Its Charter)

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On March 27, 2026, Ultragenyx Pharmaceutical Inc. (“we,” “us,” “our,” “Ultragenyx” or the “Company”) filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission in connection with our 2026 Annual Meeting of Stockholders to be held virtually on May 14, 2026 at 8:30 am Pacific Time, or at any other time following adjournment or postponement thereof. This supplement (the “Supplement”) should be read in conjunction with the Proxy Statement.

Ultragenyx logo Ultragenyx Pharmaceutical Inc. 2026 Annual Meeting of Stockholders | May 14, 2026 Definitive Additional Proxy Soliciting Materials This presentation is filed as definitive additional proxy soliciting materials pursuant to Section 14(a) of the Securities Exchange Act of 1934. It supplements our Definitive Proxy Statement filed with the SEC on March 27, 2026 and should be read in conjunction with that filing. All data as of March 9, 2026 unless otherwise noted.

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "would," and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements in this presentation include, but are not limited to, statements regarding: our anticipated equity grant practices and share pool duration; our ability to attract, retain, and motivate employees; the anticipated effects of approval or non-approval of the Third Amended and Restated 2023 Incentive Plan; anticipated burn rate trends; the competitiveness of our compensation programs; and the execution of our pipeline and business strategy. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in "Risk Factors" in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). Given these risks, uncertainties, and assumptions, actual results or events could differ materially from the expectations expressed in or implied by these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. Additional Information and Where to Find It This presentation supplements the Definitive Proxy Statement filed by Ultragenyx Pharmaceutical Inc. with the SEC on March 27, 2026 in connection with the 2026 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC at www.sec.gov or at ir.ultragenyx.com. Ultragenyx logo

Proposals for the 2026 Annual Meeting of Stockholders On March 27, 2026, Ultragenyx Pharmaceutical Inc. (the “Company”, “we”, “our”, “Ultragenyx”) filed a definitive proxy statement (the “Proxy Statement”) with the SEC in connection with our 2026 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on May 14, 2026 at 8:30 am Pacific Time, or at any other time following adjournment or postponement thereof. This Supplement should be read in conjunction with the Proxy Statement. The proposals to be voted upon at the Annual Meeting are as follows: Proposal No. 1: Election of three Class I directors as set forth in the Proxy Statement Proposal 2: Approval of our Third Amended and Restated 2023 Incentive Plan (“Third A&R Incentive Plan”), including an increase of 3.0 million additional shares available for issuance thereunder (“Share Increase”) Proposal 3: Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2026 Proposal 4: Approve, on an advisory basis, the compensation of the Company’s named executive officers Ultragenyx logo

Ultragenyx logo Supplemental Information regarding Proposal 2 (the Third A&R Incentive Plan, including the Share Increase) © 2026 Ultragenyx Pharmaceutical Inc. | Confidential and Proprietary

• Key Reasons Why Stockholders Should Vote FOR the Third A&R Incentive Plan and the Share Increase Glass Lewis has recommended FOR this proposal. ISS has recommended AGAINST this proposal. We respectfully disagree with ISS’s recommendation and believe the plan is in our stockholders’ best interests for the following key reasons: Equity awards are critical in enabling us to attract, retain and motivate qualified employees in a competitive environment • Our industry in rare disease treatments has become highly competitive for talent as many larger biotech companies enter the space. We also operate in two hyper competitive markets for talent – the San Francisco Bay Area and the Boston area • If the Third A&R Incentive Plan is not approved, the remaining share pool under the plan will be exhausted in 2026 • If the share pool is exhausted, we would be required to consider alternative forms of compensation, such as increased cash-based incentives, in order to retain and incentivize employees. Such alternative forms of compensation can be less effective in aligning employee interests with long-term stockholder value, could increase our cash compensation expense, and may place us at a competitive disadvantage in attracting and retaining talent • The proposed share increase under the Third A&R Incentive Plan is reasonable — Our 3.0 million Share Increase is expected to last only ~1 year before we will need to request additional shares at our 2027 annual meeting of stockholders • Our equity program is heavily performance-based - for 2025 and 2026, 60% of our Chief Executive Officer’s equity grants and 50% of our other executive officers’ grants were PSUs, and for 2026, 25% of our VP and SVP employees’ equity grants were PSUs Ultragenyx logo

• Disciplined Management of our Burn Rate We carefully and thoughtfully manage our equity award use, balancing attraction, retention and incentivization of our employees against dilution and burn rate considerations • Recent actions we have taken to manage the burn rate and overhang effectively while maintaining competitiveness to attract and retain our talent include: • Greater reliance on the grant of RSUs and PSUs as opposed to options • Shifted to 100% RSUs for equity awards granted to newly hired employees • For our employees at the Vice President and Senior Vice President levels, PSUs were added to the annual equity awards granted in 2026, reflecting an award split of 25% PSUs, 25% options and 50% RSUs (previously 25% options and 75% RSUs) Our average burn rate has consistently trended down in the last 3 years Year 2023 2024 2025 3-Year Average Burn Rate 6.46% 5.53% 4.86% 5.62% Ultragenyx logo

Governance Best Practices The Third A&R Incentive Plan includes numerous provisions that protect stockholders and reflect corporate governance best practices X No evergreen provision X No repricing or reloading of options without stockholder approval X No dividends on unvested awards X No liberal share recycling X No automatic single-trigger acceleration of equity awards ✓ Annual limit on non-employee director compensation ($900K / $1.5M for new director or Chairman) ✓ Clawback provision covering all incentive compensation (including time- and performance-based equity) in event of fraud or intentional misconduct ✓ Minimum stock ownership guidelines: Directors 3x annual retainer; CEO 3x base salary; other NEOs 1x base salary ✓ Prohibition against hedging and pledging transactions by directors and executive officers ✓ Term and exercise price limits on options and SARs Ultragenyx logo